Exhibit 99.3
BOISE INC.
Total Stockholder Return Performance Unit Award Agreement
This Performance Unit Award (the “Award”) is made as of March 15, 2013 (the “Award Date”), by and between Boise Inc. (“Boise”) and the individual named above (“you”) pursuant to the Boise Inc. Incentive and Performance Plan (the “Plan”) and the following terms and conditions of this agreement (the “Agreement”):

1.
Terms and Conditions; Definitions. This Award is subject to all the terms and conditions of the Plan. All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement expressly states that an exception to the Plan is being made.

2.
Award. You are hereby awarded the number of Performance Units (“Performance Units”) set out above, subject to adjustment based on the achievement of the Performance Goal and the cap, as provided in Section 3, and an equal number of related dividend equivalents, subject to the terms and conditions of the Plan and this Agreement. Each whole Performance Unit represents the right to receive one full share of Stock at the time and in the manner described in this Agreement. Subject to Section 7 of this Agreement, each dividend equivalent represents the right to receive an amount equal to the dividends, if any, that have a record date occurring between the Award Date and the vesting date determined according to Section 4, 5 or 6, as applicable, with respect to the share of Stock represented by the related Performance Unit.

3.	Performance Goal. The number of Performance Units awarded shall be adjusted based on attainment of the Performance Goal, as set forth in this Section 3.

3.1.	Performance Criteria. Relative Total Stockholder Return is the applicable Performance Criteria, measured from January 1, 2013 through December 31, 2015 (the “Performance Period”).

3.1.1.	Relative Total Stockholder Return means Boise's Total Stockholder Return compared to the Total Stockholder Return of the Comparator Group over the Performance Period.
“Total Stockholder Return” means the rate of return (expressed as a percentage) achieved with respect to the common stock of the company for the Performance Period if:

•
$100 were invested in the common stock at the beginning of such Performance Period based on the average closing price of such common stock for the twenty (20) trading days immediately preceding the Performance Period;

•
All dividends with record dates during or in the twenty (20) trading days immediately preceding the Performance Period are reinvested as of the ex-dividend date for such dividends (using the closing price of the common stock on the ex-dividend date); and

•	The valuation of the common stock at the end of such Performance Period is based on the average closing price for the last twenty (20) trading days occurring in the Performance Period.

3.1.2.
Relative Total Stockholder Return shall be calculated by dividing the number of Comparator Group companies with a Total Stockholder Return less than Boise's by the total number of Comparator Group companies, to reach a percentile rank for Boise.

3.2.	Comparator Group. The “Comparator Group” will consist of the following companies:

Buckeye Technologies	Bemis	Cascades Inc.
Clearwater Paper	Domtar Corp.	Graphic Packaging
Greif Inc.	International Paper	KapStone Paper & Packaging
MeadWestvaco	Neenah Paper	Packaging Corp of America
P.H. Glatfelter	Resolute Forest Products	Rock-Tenn
Sonoco Products	Schweitzer-Mauduit Int'l	Verso Paper
Wausau Paper

3.3.	Comparator Group Adjustments. The Committee will use the following guidance to adjust the Comparator Group if any of the following circumstances arise during the Performance Period:

3.3.1.
If a Comparator Group company becomes bankrupt, the bankrupt company will remain in the Comparator Group positioned below the lowest performing non-bankrupt Comparator Group company. In the case of multiple bankruptcies, the bankrupt companies will be positioned in chronological order by bankruptcy date with the first to be bankrupt at the bottom. This provision will apply regardless of whether the company is delisted before or after the bankruptcy, or later acquired.

3.3.2.
If a Comparator Group company is delisted from the New York Stock Exchange (NYSE), the National Association of Securities Dealers Automated Quotations (NASDAQ), or the Toronto Stock Exchange (TMX), the delisted Comparator Group company will remain in the Comparator Group positioned at one level below the lowest performing listed company and above the highest ranked bankrupt Comparator Group company. In the case of multiple delistings, the delisted companies will be positioned in chronological order by delisting date with the first to be delisted at the bottom of the delisted companies. If a delisted company is relisted during the Performance Period, it shall remain in its relative delisted position determined under this Section 3.3.2.

3.3.3.
If a Comparator Group company that is not bankrupt or delisted is acquired by another company or entity, including through a management buy-out or going-private transaction, the acquired company will be removed from the Comparator Group for the entire Performance Period.

3.3.4.
If a Comparator Group company sells, spins off, or disposes of a portion of its business, the selling company will remain in the Comparator Group unless the transaction(s) results in the disposition of more than 50% of the company's total assets during the Performance Period, in which case the selling company will be removed from the Comparator Group for the entire Performance Period.

3.3.5.	If a Comparator Group company acquires another company, the acquiring company will remain in the Comparator Group.

3.3.6.
If a stock split or reverse stock split or similar transaction occurs, that company's Total Stockholder Return performance will be adjusted appropriately, using the principles set forth in Section 3.3 of the Plan.

3.4.	Performance Goal. The table below identifies adjustment multiples for specified percentile ranks of Relative Total Stockholder Return over the Performance Period.

Total Stockholder Return Percentile Rank	Adjustment Multiple
Below 25th Percentile	—%
25th Percentile	25%
50th Percentile	100%
75th Percentile or Above	175%

3.5.
Adjustment of Number of Performance Units. The number of Performance Units awarded to you pursuant to Section 2 shall be adjusted based on the achievement of the Performance Goal. On or before March 15, 2016, the Committee will determine whether the minimum percentile rank of 25th percentile has been met for the Performance Period. If so, the adjustment multiple will be calculated based on percentile rank results for the Performance Period and the table in Section 3.4. The number of Performance Units granted pursuant to Section 2 will be multiplied by the adjustment multiple achieved, and the result shall be the final number of Performance Units awarded under this Agreement, subject to the cap in Section 3.6.4. All calculations shall be rounded down to the nearest whole Performance Unit; no fractional Performance Units shall be awarded.

3.6.	Additional Terms.

3.6.1.	Final Performance Units awarded may be more or less than the initial number awarded, based on performance with respect to the Performance Goal.

3.6.2.
Total Stockholder Return percentile rank will be rounded to the nearest tenth of a percentile. Adjustment multiples between numbers indicated in the table in Section 3.4 will be calculated using straight-line interpolation.

3.6.3.	A minimum Total Stockholder Return percentile rank of 25.0% must be achieved for the Performance Period or all Performance Units will be forfeited.

3.6.4.
Cap: The number of shares of Stock to be issued and the amount of dividend equivalents payable under Section 7, if any, shall be proportionately reduced to the extent necessary so that the sum of the value determined by multiplying the Ending Value times the number of shares of Stock actually issued plus dividend equivalents actually paid does not exceed the Starting Value multiplied by 350% multiplied by the number of Performance Units awarded under Section 2. The “Starting Value” means the closing price of a share of Stock on the Award Date (or if there are no Stock transactions on that date, as of the immediately preceding date on which there were Stock transactions). The “Ending Value” means the closing price of a share of Stock on the earlier of the last trading day of the Performance Period or the date of vesting.

For example: if the Starting Value is $10, the Ending Value is $50, and you were awarded 100 Performance Units, this provision limits the shares of Stock payable to 70 Shares, assuming no dividend equivalents.

3.6.5.
Notwithstanding satisfaction, achievement or completion of the Performance Goal (or any adjustments thereto as provided in this Agreement), the final number of Performance Units awarded may be reduced or eliminated by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee shall have the right to adjust or modify the calculation of the Performance Goals as permitted under the Plan, subject to the terms of Section 3.2 of the Plan.

4.	Vesting. The Award shall vest on March 15, 2016.

5.	Termination of Employment. If you terminate employment before March 15, 2016, Performance Units not vested at the time of your Termination of Employment will be treated as follows:

5.1.
If your Termination of Employment is a result of your death or total and permanent disability, you will receive all of the Performance Units (as adjusted pursuant to Section 3, including the application of the cap in Section 3.6.4 to the number of shares of Stock to be issued and dividend equivalents to be paid, if any). If your Termination of Employment occurs prior to December 31, 2015, the Performance Goal shall be deemed to have been met at the 50th percentile level for purposes of calculating the final number of awarded Performance Units.

5.2.
If your Termination of Employment is a result of your retirement, you will receive a portion of the Performance Units, as follows. The initial number of Performance Units shall be adjusted pursuant to Section 3 to reach an adjusted number of awarded Performance Units, subject to the cap calculation in Section 3.6.4 (whereby the maximum value delivered will be limited to 350% of the adjusted starting value). Then the final number of awarded Performance Units will be multiplied by a fraction which is the number of full months worked since the Award Date over 36 months.

For purposes of this Section 5.2, “retirement” means Termination of Employment at or after age 55 and after having satisfied the “rule of 65,” which requires a combination of age and full years of service that totals at least 65.

5.3.
If your Termination of Employment is a direct result of (i) the sale or permanent closure of any facility or operating unit of Boise, or a bona fide curtailment, or a reduction in workforce or (ii) a strategic transaction (e.g., a reorganization, sale, divestiture, or spin-off) involving an organizational unit larger than a single location, in either case other than a Change in Control and as determined by Boise in its sole discretion, you execute a waiver/release in the form required by Boise, you will receive a portion of the Performance Units (and number of shares of Stock and dividend equivalents, if any), calculated according to Section 5.2.

5.4.
If (i) you have a written severance agreement between you and Boise Paper Holdings, L.L.C. (or its successor under the terms of that agreement) specifying certain benefits upon a “Qualifying Termination” (as that term is used in the severance agreement), and (ii) your Termination of Employment occurs during the term of that severance agreement, and (iii) your Termination of Employment is not covered under either Section 5.2 or 5.3 above, but it is a “Qualifying Termination” under that severance agreement, you will receive a portion of the Performance Units (and number of shares of Stock and dividend equivalents, if any), calculated according to Section 5.2.

5.5.	Upon your voluntary or involuntary Termination of Employment for any other reason, the Award will be forfeited.

5.6.	Any Performance Units you receive under this Section 5 will vest and become payable as follows:

5.6.1.	For Performance Units received under Section 5.1, as of the day after the date of your Termination of Employment;

5.6.2.	For Performance Units received under Section 5.2, 5.3 or 5.4, as of March 15, 2016.

5.6.3.
Notwithstanding the forgoing Sections 5.6.1 and 5.6.2, if a Change in Control occurs prior to March 15, 2016, any Performance Units you receive under this Section 5 that are not yet vested shall vest and become payable as of the date of the Change in Control.

5.7.	Any unvested Performance Units remaining will be forfeited.

6.	Change in Control. If a Change in Control occurs prior to March 15, 2016:

6.1.
The final number of awarded Performance Units shall vest and become payable as of the date of the Change in Control if the purchaser or its ultimate direct or indirect parent company is, as of the effective date of the Change in Control, a privately-held entity without a class of equity securities registered under the Securities Exchange Act of 1934, as amended.

6.2.
If Section 6.1 does not apply, the final number of awarded Performance Units shall vest and become payable as of the date of the Change in Control, except to the extent that a Replacement Award is provided to you, as described in Section 22 of the Plan, provided that a Replacement Award shall not contain any performance goals but shall be time-vesting only.

6.3.
For purposes of this Section 6, the final number of awarded Performance Units will be calculated based on actual performance through the earlier of December 31, 2015 or the date of the Change in Control.

7.
Dividend Equivalents. You will be entitled to receive a dividend equivalent equal to any dividends declared on each share of Stock represented by a related Performance Unit with a record date occurring between the Award Date and the vesting date, subject to the same terms and conditions as the related Performance Unit (including timing of payment and the cap in Section 3.6.4). Dividend equivalents shall be awarded only with respect to the number of Performance Units as adjusted pursuant to Section 3. Any such distributions shall be made in (i) cash, for any dividend equivalents relating to cash dividends and (ii) Stock, for any dividend equivalents relating to Stock dividends. If a Performance Unit is forfeited, the related dividend equivalent shall also be forfeited.

8.
No Transfer. The Performance Units awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting. Any attempt to transfer your rights in the awarded Performance Units prior to vesting will result in the immediate forfeiture of the awarded Performance Units.

9.	Voting Rights. With respect to the awarded Performance Units, you are not a shareholder and do not have any voting rights.

10.
Payment. Vested whole Performance Units will be paid to you in whole shares of Stock. If the vesting calculation results in a fractional number of shares, the number of shares vesting shall be rounded down to the next whole number. No fractional shares shall be issued. Delivery of shares pursuant to this Agreement shall be made as soon as practicable following the vesting date according to Section 4, 5 or 6, as applicable, but in any case by the later of December 31st of the calendar year in which the vesting date occurs or the 15th day of the third calendar month following the vesting date. The Committee intends that this Award shall not be subject to Internal Revenue Code Section 409A by reason of the short term deferral rule under the applicable Treasury regulations, and this Agreement shall be interpreted accordingly.

11.	Clawback. Notwithstanding the vesting and payment terms above, this Award is subject to any compensation recovery (clawback) policy in effect at the time of vesting and/or payment.
Boise Inc.
By: _____________________________________________
Name: Virginia Aulin
Title: Corporate Vice President, Human Resources and Corporate Affairs